Exhibit 99.1

MIG MARINE CORPORATION

F-1

Independent Auditors’ Report

To the Shareholder

Mig Marine Corporation

Opinion

We have audited the financial statements of Mig Marine Corporation, which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, shareholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Mig Marine Corporation as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audits of the Financial Statements section of our report. We are required to be independent of Mig Marine Corporation and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Mig Marine Corporation will continue as a going concern. As discussed in Note 3 to the financial statements, Mig Marine Corporation has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plan regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

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Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Mig Marine Corporation’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audits of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but it is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Mig Marine Corporation’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Mig Marine Corporation’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control related matters that we identified during the audits.

Cleveland, Ohio

October 21, 2022

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MIG MARINE CORPORATION

BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$3,411	$54
Accounts receivable	—	1,260
Inventory	65,358	—
Vendor deposits	8,576	—
Total Current Assets	77,345	1,314

Property and equipment, net	902,576	286,293
Total Assets	$979,921	$287,607

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$42,722	$56,469
Accrued payroll	16,263	—
Accrued officer compensation	150,000	—
Loans payable – related party	1,050,658	300,908
Total Liabilities	1,259,643	357,377

Shareholder’s Deficit:
Common stock, no par value, 850 shares authorized, 850 shares issued and outstanding	5,000	5,000
Accumulated deficit	(284,722)	(74,770)
Total shareholder’s deficit	(279,722)	(69,770)
Total Liabilities and Shareholder’s Deficit	$979,921	$287,607

The accompanying notes are an integral part to these financial statements.

F-4

MIG MARINE CORPORATION

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2021	2020
Revenue	$—	$1,260

Operating Expenses:
Payroll expense	23,129	24,188
Rent expense – related party	60,000	30,000
General and administrative	126,823	21,842
Total operating expenses	209,952	76,030

Loss from operations	(209,952)	(74,770)

Net Loss	$(209,952)	$(74,770)

The accompanying notes are an integral part of these financial statements.

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MIG MARINE CORPORATION

STATEMENT OF SHAREHOLDER’S DEFICIT

For the Years Ended December 31, 2021 and 2020

	Common Stock		Accumulated	Total Shareholder’s
	Shares	Amount	Deficit	Deficit
Balance, December 31, 2019	—	$—	$—	$—
Contributed capital	850	5,000	—	5,000
Net loss	—	—	(74,770)	(74,770)
Balance, December 31, 2020	850	5,000	(74,770)	(69,770)
Net loss	—	—	(209,952)	(209,952)
Balance, December 31, 2021	850	$5,000	$(284,722)	$(279,722)

The accompanying notes are an integral part of these financial statements.

F-6

MIG MARINE CORPORATION

STATEMENTS OF CASHFLOWS

	For the Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(209,952)	$(74,770)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	24,831	—
Changes in Operating Assets and Liabilities:
Accounts receivable	1,260	(1,260)
Inventory	(65,358)	—
Vendor deposits	(8,576)	—
Accounts payable	(13,747)	56,469
Accrual payroll	16,263	—
Accrued officer compensation	150,000	—
Net Cash Used by Operating Activities	(105,279)	(19,561)

Cash Flows from Investing Activities:
Purchase of property and equipment	(641,114)	(286,293)
Net Cash Used by Investing Activities	(641,114)	(286,293)

Cash Flows from Financing Activities:
Contributed capital - related party	—	5,000
Proceeds - related party loan	749,750	300,908
Net Cash Provided by Financing Activities	749,750	305,908

Net change in cash	3,357	54
Cash, beginning of year	54	—
Cash, end of year	$3,411	$54

Supplemental disclosure of cash flow activity:
Cash paid during period for:
Interest	$—	$—
Income Taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-7

MIG MARINE CORPORATION

Notes to the Financial Statements

December 31, 2021 and 2020

NOTE 1 – DESCRIPTION OF BUSINESS AND HISTORY

Mig Marine Corporation (“Mig Marine” the “Company”) was formed on March 4, 2003, in Ohio to design, develop and manufacture composite products for the marine and automotive industries. The first product line was fiberglass powerboats, specifically a 27 ft speedboat followed by miniature versions, the 13ft and 15ft speedboats sharing similar esthetic. These boats were developed as a safer and more appealing alternative to Jet Skis and became popular at rental locations in many major tourist destinations.

The company supplied its line of boats to a related-party distribution company until the 2008 recession shut down most marine distributors.

The company’s strength is design. It prides itself on its ability to develop in-house tooling, including production plugs and molds with impeccable glossy finish that lends itself to consistent quality articles time after time, saving hours of post-production time.

The company has developed a method for tooling and production of composite materials that yields lightweight, yet incredibly durable products, all at a fraction of man-hours typically associated with the hand laid fiberglass process. Another innovative development is the Company’s proprietary single step vacuum infusion method of producing lightweight two-sided carbon fiber molded products, primarily for use in automotive aftermarket industry.

The company retained its expertise in composite manufacturing and reignited its R&D efforts in 2020, creating new tooling for the existing product line and focusing on the fiberglass and carbon fiber technology for recreational vehicle applications. The Company identified an underserved niche of small size tow-behind molded fiberglass travel campers.

During 2020 and 2021 the company developed its first model, a 17’ travel camper with all tooling fabricated in house. The company owns the tooling for the exterior shell, inner liner, and interior components, such as countertops, cabinets etc.

The innovative design defies construction techniques currently used by the RV industry. Drawing from its expertise as a boat manufacturer, the Company replaces all wood with composite alternatives or corrosion resistant materials, producing a truly durable camper designed to last a lifetime. Other innovations include axle-less independent suspension, corrosion resistant chassis and four-season insulation, with more developments in the works.

The process has been largely developed for the manufacturing method; however, process modifications might be needed for scaling production to meet the demand. The company conducts its R&D and manufacturing at one location, outside of Cleveland, Ohio.

NOTE 2 – SUMMARY OF SIGNIFICANT POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standard Update (“ASU”) No. 2014-09. This standard provides authoritative guidance clarifying the principles for recognizing revenue and developing a common revenue standard for U.S. generally accepted accounting principles. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in the exchange for those goods or services.

F-8

Under this guidance, revenue is recognized when control of promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company reviews its sales transactions to identify contractual rights, performance obligations, and transaction prices, including the allocation of prices to separate performance obligations, if applicable. Revenue and costs of sales are recognized once products are delivered to the customer’s control and performance obligations are satisfied.

Accounts Receivable

The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.

The allowance for doubtful accounts and returns is established through a provision reducing the carrying value of receivables. At December 31, 2021 and 2020, the Company determined that no allowance for doubtful accounts was necessary.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is computed on a first-in, first-out basis. As of December 31, 2021 and 2020, the Company has $65,358 and $0 of raw material inventory, respectively.

The Company provides inventory adjustments based on excess and obsolete inventories determined primarily by future demand forecasts. The write down amount is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The Company has determined the estimated useful lives of its property and equipment, as follows:

Production molds and fixtures	10 years
Tooling and fixtures	10 years
Equipment	7 years

Maintenance and repairs are charged to expense as incurred. The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the related accounts and the resulting gain or loss is reflected in the statements of operations.

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value.

Product Development Costs

Product development costs are generally expensed in the period incurred; however, during the years ending December 31, 2021 and 2020, the product development costs were capitalized to property and equipment as these costs went into the fabrication of molds, plugs and tooling fixtures required to build the molded fiberglass products to be produced by the Company.

Income Taxes

The shareholder of the Company has elected to be taxed as an S corporation under provisions of the Internal Revenue Code.  Accordingly, the Company’s profits, losses, deductions, and credits are reported on the shareholder’s federal and certain state income tax returns. The Company does not have any significant unrecognized tax benefits as of December 31, 2021 and 2020.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has limited operating history and minimal revenue to date. For the year ended December 31, 2021, we had a net loss of $209,952 and used cash from operations of $105,279. The shareholder’s deficit was $279,722 as of December 31, 2021.

F-9

The Company will continue to require financing from external sources to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. There is no assurance that financing or profitability will be achieved, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – FINANCING ACTIVITY

For the years ended December 31, 2021 and 2020, the Company was financed by Paul Spivak, President.

	December 31, 2021	December 31, 2020
Contributed capital	$—	$5,000
Cash provided for Company expenses	749,750	300,908
Total cash provided	$749,750	$305,908

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment primarily consist of molds, plugs and tooling fixtures required to build our molded fiberglass products.

During 2020 the Company was still in the research and development stage; therefore, no depreciation has been taken as of December 31, 2020. Depreciation begins when the asset has been placed into service.

	December 31, 2021	December 31, 2020
Production molds and fixtures	$845,958	$286,293
Tooling and fixtures	40,992	—
Equipment	40,457	—
Total Property and equipment	927,407	286,293
Less accumulated depreciation	(24,831)	—
Property and equipment, net	$902,576	$286,293

Depreciation expense

Depreciation expense for the years ended December 31, 2021 and 2020 was $24,831 and $0, respectively.

NOTE 6 – COMMON STOCK

The Company has authorized 850 shares of common stock, no par value. All 850 shares are issued and outstanding as of December 31, 2021 and 2020.

NOTE 7 – RELATED PARTY TRANSACTIONS

As of December 31, 2021 and 2020, there is accrued compensation due to Paul Spivak, President, of $150,000 and $0, respectively.

During 2020 and 2021, Mr. Spivak loaned the Company funds for payroll, production expense, for the purchase of property and equipment, inventory and to cover other operating expenses. As of December 31, 2021 and 2020, the Company owes Mr. Spivak $1,050,658 and $300,908, respectively. All amounts loaned to the company are due on demand and non-interest bearing.

The Company leases office and warehouse space from US Lighting Group, Inc., a related party through common ownership.  The lease has a term from July 2020 to June 2022 with base rent of $5,000 per month.  Rent expense was $60,000 and $30,000 for the years ended December 31, 2021 and 2020, respectively.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were issued and has determined that no material subsequent events exist except for the following.

On August 5, 2022, the Company entered into a Stock Purchase Agreement (the “Agreement”) with US Lighting Group, whereby the Company agreed to sell one hundred percent of the outstanding shares of common stock in exchange for a promissory note of $6,195,000 (the “Promissory Note”) and a deposit of $683,333 payable on or before August 5, 2023. The parties agreed that certain assets of the Company were to be excluded from the purchase as more fully set forth in the Agreement. The following are the material terms of the Promissory Note: interest accrues at the rate of 6.25% per annum commencing September 5, 2022; principal and interest will be repaid in consecutive monthly installments of principal and interest, amortized over five years, on the first day of each month commencing the month following execution of the Promissory Note and continuing until August 5, 2027.

As part of the Agreement, all accruals, payables, and other amounts due to Mr. Spivak, will be forgiven and credited to paid in capital.

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